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                                                                    EXHIBIT 99.1


                      WAXMAN INDUSTRIES, INC. (OTCBB: WAXX)
                                  NEWS RELEASE

For Additional Information, Contact: Armond Waxman, President
                                     Mark Wester, Vice President - Finance
                                     (440) 439-1830

                        Waxman Industries, Inc. Announces
                            New Bank Credit Facility

         Bedford Heights, Ohio - June 17, 1999 - Waxman Industries, Inc. (OTCBB-WAXX), a leading supplier of specialty plumbing and other products to the U.S. repair and remodeling market, announced that it has entered into a $20 million bank credit facility with Congress Financial Corporation, replacing the BankAmerica Business Credit facility, which was to expire in July 1999. The Congress Financial credit facility expires in September 2001 and is subject to extension under certain circumstances. The credit facility allows the Company to borrow against eligible inventory, eligible accounts receivable and a portion of the Barnett Inc. shares owned by the Company.

         Commenting on the new credit facility, Armond Waxman stated: "We believe this new credit facility will provide additional flexibility to the Company and is an important step in our effort to address our debt structure."

         Waxman Industries, Inc. is a leading supplier of specialty plumbing and other products to the repair and remodeling market in the United States. Through its wholly-owned subsidiaries, Consumer Products, WOC (parent of Medal Distributing), and its foreign sourcing operations, TWI, CWI and WAMI, the Company distributes its products to a wide variety of large national and regional retailers, other independent retailers and wholesalers in the United States.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS ON THIS PRESS RELEASE MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN


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THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 THAT ARE
BASED ON THE BELIEFS OF THE COMPANY AND ITS MANAGEMENT. WHEN USED IN THIS DOCUMENT, THE WORDS "ANTICIPATE," "BELIEVE," "CONTINUE," "ESTIMATE," "EXPECT," "INTEND," "MAY," "SHOULD," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEW OF THE COMPANY WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING, BUT NOT LIMITED TO, THE RISK THAT THE COMPANY MAY NOT BE ABLE TO IMPLEMENT ITS DELEVERAGING STRATEGY IN THE INTENDED MANNER, RISKS ASSOCIATED WITH CURRENTLY UNFORESEEN COMPETITIVE PRESSURES AND RISKS AFFECTING THE COMPANY'S INDUSTRY, SUCH AS DECREASED CONSUMER SPENDING, CONSUMER CONCENTRATION ISSUES AND THE EFFECTS OF GENERAL ECONOMIC CONDITIONS. IN ADDITION, THE COMPANY'S BUSINESS, OPERATIONS AND FINANCIAL CONDITION ARE SUBJECT TO THE RISKS, UNCERTAINTIES AND ASSUMPTIONS WHICH ARE DESCRIBED IN THE COMPANY'S REPORTS AND STATEMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION. SHOULD ONE OR MORE OF THOSE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN.

                                      # # #

          To receive additional information about Waxman Industries, Inc., please visit the Company's web site at http://www.waxmanind.com
                                                 ------------------------


                            FOR INFORMATION, CONTACT:

At Waxman: (440) 439-1830               At D.R. Maruster & Co.: (330) 278-2386
-------------------------               --------------------------------------
ARMOND WAXMAN, PRESIDENT                DALE MARUSTER
MARK WESTER, CFO